                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              A. T. Cross Company
                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement if other than Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                           [A.T. Cross Company Logo]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 22, 2004

TO THE SHAREHOLDERS OF A.T. CROSS COMPANY:

     Notice is hereby given that the annual meeting of shareholders of A.T. Cross Company (the "Company") will be held on Thursday, April 22, 2004 at 10:00 a.m. at the offices of the Company, One Albion Road, Lincoln, Rhode Island 02865, for the following purposes:

     1. Fixing the number of directors at nine, of which three shall be Class A directors and six shall be Class B directors (by holders of Class A and Class B common stock voting together as a single class).

     2. Electing three Class A directors (by holders of Class A common stock only) and six Class B directors (by holders of Class B common stock only) to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

     3. Approving the amendment to the Omnibus Incentive Plan (by holders of Class A and Class B common stock voting together as a single class).

     4. Transacting such other and further business as may properly come before said meeting upon which the holders of Class A common stock or Class B common stock, respectively, are entitled to vote.

     The stock transfer books will not be closed. The close of business on March 3, 2004 has been fixed as the record date for determining shareholders entitled to vote at the annual meeting or any adjournments or postponements thereof, and only holders of record of Class A common stock or Class B common stock as of that time are entitled to receive notice of and to vote at said meeting or any adjournments or postponements thereof.

                                            By order of the Board of Directors

                                            /s/ Tina C. Benik
                                            Tina C. Benik
                                            Vice President, Legal and Human
                                            Resources
                                            Corporate Secretary

March 24, 2004

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                               [A.T. CROSS LOGO]

                                ONE ALBION ROAD
                          LINCOLN, RHODE ISLAND 02865

                                PROXY STATEMENT
                        FOR ANNUAL SHAREHOLDERS' MEETING
                                 APRIL 22, 2004

          This statement is furnished in connection with the accompanying proxy which is solicited by the Board of Directors of A.T. Cross Company (the "Company") from holders of Class A common stock of the Company for use at the annual meeting to be held April 22, 2004 at 10:00 a.m. at the offices of the Company, One Albion Road, Lincoln, Rhode Island 02865. Any shareholder giving a proxy may revoke the same prior to its exercise by filing a later proxy with the Company, by attending the meeting and voting in person, or by giving notice in writing or in person to the Corporate Secretary. If not revoked, the persons named in the accompanying proxy will vote such proxy in the manner specified therein and, in the discretion of the persons named, for or against any matter upon which holders of Class A common stock are entitled to vote which properly comes before the meeting and which has been omitted from the proxy and proxy statement. The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy statements to their principals, will be borne by the Company. Solicitation may be made in person or by telephone or telegraph by officers or regular employees of the Company, who will not receive additional compensation. In addition, the Company has retained Georgeson Shareholder Communications Inc., New York, N.Y., to aid in the solicitation of proxies. The charges of such firm, estimated at $6,000, plus expenses, will be paid by the Company. This proxy statement and the enclosed form of proxy are expected to be sent to shareholders on or about March 24, 2004.

          A copy of the Company's annual report for the year 2003 containing financial statements for the year ended January 3, 2004 is also enclosed, but is not to be considered a part of the proxy soliciting material.

          As of March 3, 2004 the Company had outstanding 13,220,369 shares of Class A common stock and 1,804,800 shares of Class B common stock. Only shareholders of record at the close of business on that date are entitled to vote at the annual meeting. Shareholders shall be entitled to one vote for each share held on the foregoing record date with respect to matters on which shares of that class are eligible to vote.

SHAREHOLDERS' PROPOSALS

          Any proposal of a shareholder intended to be presented at the next annual meeting of the Company, scheduled to be held April 28, 2005, must be received by the Company's Corporate Secretary not later than November 27, 2004 for inclusion in the proxy statement and form of proxy relating to that meeting. Any shareholder proposal intended to be presented at the next annual meeting of the Company without being included in the proxy statement and form of proxy relating to such meeting must be received by the Company's Corporate Secretary not later than February 10, 2005.

VOTING RIGHTS

          Holders of Class A common stock have the right to elect one-third of the number of directors from time to time fixed by the holders of Class A and Class B common stock voting together as a single class; provided, however, that if the total number of directors is not evenly divisible by three, then the holders of Class A common stock have the right to elect that number of directors which is the nearest whole number when the total number of directors is divided by three. Holders of Class B common stock have the right to elect the remaining directors. It is proposed that the number of directors for the ensuing year be fixed at nine (see "Election of Directors" on page 4), and if this proposal is adopted, holders of Class A common stock will have the right to elect three directors.

          In addition, holders of Class A and Class B common stock vote together as a single class:

          a) For the reservation in the future of shares to be issued pursuant to options granted or to be granted to directors, officers or employees; and

          b) With respect to the acquisition of assets or shares of any other company if:

               (1) An officer, director or holder of ten percent or more of either Class A or Class B common stock has an interest in the transaction;

               (2) The transaction would, in the reasonable judgment of the
                   Board of Directors, presently or potentially increase by nineteen and one-half percent or more the aggregate of the Class A or Class B common stock outstanding immediately prior to such transaction; or

               (3) The transaction would involve the issuance of any Class A or
                   Class B common stock and in the reasonable judgment of the Board of Directors the value of the consideration furnished by the Company is nineteen and one-half percent or more of the aggregate market value of all Class A and Class B common stock outstanding immediately prior to such transaction.

          If the consummation of any transaction described above would, with respect to either the Class A common stock or the Class B common stock, result in a change in the designations, preferences, limitations or relative rights of the shares of such class or have certain other effects as specified in the Company's articles, the holders of Class A and Class B common stock vote as separate classes on such transaction.

          Except as stated above or otherwise required by law, all voting power is vested in the holders of Class B common stock so long as any shares of Class B common stock are outstanding.

VOTING PROCEDURES

     The numbers of Class A and Class B directors will be fixed by vote of the holders of a majority of the Class A and Class B shares present at the annual meeting in person or represented by proxy, voting as a single class. The Class A directors will be elected in each case by vote of the holders of a majority of the Class A shares present or represented at the meeting, and the Class B directors will be similarly elected by the holders of a majority of the Class B shares. The amendment to the Omnibus Incentive Plan will be approved by vote of the holders of a majority of the Class A and Class B shares present at the Company's annual meeting in person or represented by proxy, voting as a single class.

     Shares represented by proxies which are marked "abstain" with respect to fixing the number of directors or "withheld" with respect to the election of any particular nominee for director, will be counted as shares present and entitled to vote, and accordingly any such marking of a proxy will have the same effect as a vote against the proposal to which it relates. The Board of Directors does not know of any matters which will be brought before the meeting other than those specifically set forth in the accompanying Notice of Annual Meeting. If any other matters are presented to the meeting, the persons named in the enclosed proxy have discretionary authority to vote and will vote all proxies with respect to such matters in accordance with their judgment.

     Under the rules of the American Stock Exchange, on which the Class A shares are listed, brokers who hold Class A shares in street name have the authority to vote such shares on certain items, including fixing the number of and electing directors, unless they have received instructions from the beneficial owners to the contrary, in which case the shares are to be voted or the votes relating thereto withheld, as directed by the beneficial owners. Such rules also provide that brokers may not vote shares held in street name on certain other matters without specific instructions from their customers. The approval of the amendment to the Company's Omnibus Incentive Plan is a matter that requires brokers to obtain specific instructions from their customers prior to the broker voting the shares. Shares subject to such "broker non-votes" will not be treated as shares entitled to vote on the matters to which they relate and will have no effect on the outcome of the voting on such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 3, 2004 (except as otherwise noted) certain information concerning the ownership of shares of Class A or Class B common stock of the Company by (i) each person or group known by the Company to beneficially own more than 5% of the outstanding Class A or Class B common stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person named has sole investment and voting power with respect to the securities shown.

                                                  NUMBER OF SHARES                    PERCENT OF CLASS
                                        -------------------------------------        ------------------
                 NAME                    CLASS A                   CLASS B(1)        CLASS A    CLASS B
                 ----                   ---------                  ----------        -------    -------
Russell A. Boss(2)                      1,716,846(3)(4)(5)(6)      1,804,800(4)(5)    13.0%       100%
Marjorie B. Boss(7)                       850,931(3)(5)              902,400(5)        6.4%        50%
Noel M. Field(8)                          831,000(5)                 902,400(5)        6.3%        50%
Edward P. Pieroni(9)                      726,000(4)                 902,400(4)        5.5%        50%
John B. Costello(10)                      726,000(4)                 902,400(4)        5.5%        50%
Dimensional Fund Advisors, Inc.(11)       863,300                         --           6.5%        --
Bradford R. Boss(12)                      174,963(6)                                   1.3%        --
John E. Buckley(13)                        42,778(6)                      --             *         --
Bernard V. Buonanno, Jr.                   27,724(6)                      --             *         --
Edward J. Cooney                              900                         --            --         --
Galal P. Doss(14)                       4,233,950(6)                      --          32.0%        --
Terrence Murray                            46,068(6)(15)(16)              --             *         --
Andrew J. Parsons                          10,000(6)                      --             *         --
James C. Tappan                            25,501(6)                      --             *         --
David G. Whalen(17)                       713,117(6)                      --           5.4%        --
John T. Ruggieri                          143,277(6)                      --             *         --
Stephen A. Perreault                      101,753(6)                      --             *         --
Sondra L. Wellmerling                      70,667(6)                      --             *         --
Peter J. Leon                              34,000(6)                      --             *         --
All directors and executive officers
  as a group (17 persons)               7,590,299(18)              1,804,800          57.4%       100%

--------------------------------------------------------------------------------
 (1) The Class B common stock is convertible share for share into Class A common stock at any time at the option of the holder. If all of the Class B shares were converted into Class A shares, Mr. R. Boss, Mrs. M. Boss, Mr. Costello, Mr. Pieroni and Mr. Field would be the beneficial owners of 23.40%, 12.42%, 11.53%, 11.53% and 12.28%, respectively, of the outstanding
     Class A shares.
 (2) Mr. R. Boss's address is One Albion Road, Lincoln, Rhode Island 02865.
 (3) Excludes shares beneficially owned by spouse.
 (4) Mr. R. Boss, Mr. Costello and Mr. Pieroni are co-trustees of the W. Russell Boss, Jr. Trust A. The co-trustees jointly exercise investment and voting powers with respect to the assets of the trust. The 726,000 shares of Class A common stock and 902,400 shares of Class B common stock held by such trust are included in the amounts above for each of the co-trustees.
 (5) Mr. R. Boss, Mrs. M. Boss (the wife of Mr. R. Boss) and Mr. Field, Jr. are co-trustees of the W. Russell Boss, Jr. Trust B. The co-trustees jointly exercise investment and voting powers with respect to the assets of the trust. The 831,000 shares of Class A common stock and 902,400 shares of Class B common stock held by such trust are included in the amounts above for each of the co-trustees.
 (6) Includes the following Class A shares subject to options exercisable within 60 days: Mr. B. Boss -- 24,128; Mr. R. Boss -- 24,128; Mr. Buckley --
     24,128; Mr. Buonanno -- 24,224; Mr. Doss -- 8,000; Mr. Murray -- 24,068;
     Mr. Parsons -- 8,000; Mr. Tappan -- 22,501; Mr. Whalen -- 642,685; Mr.
     Ruggieri -- 125,599; Mr. Perreault -- 86,833; Ms. Wellmerling -- 68,667; and Mr. Leon -- 34,000.
 (7) Mrs. M. Boss's address is One Albion Road, Lincoln, Rhode Island 02865.
 (8) Mr. Field's address is 1500 Fleet Center, Providence, Rhode Island 02903.
 (9) Mr. Pieroni's address is One State Street, Suite 200, Providence, Rhode Island 02908.
(10) Mr. Costello's address is c/o Andsagar, Bartlett & Pieroni, L.L.P., One State Street, Suite 200, Providence, Rhode Island 02908.
(11) Information based on its Schedule 13G filed with the SEC on February 6, 2004, which reported ownership as of December 31, 2003. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11(th) Floor, Santa Monica, California 90401.
(12) Mr. B. Boss's address is One Albion Road, Lincoln, Rhode Island 02865.
(13) Mr. Buckley is not standing for reelection to the Board of Directors in 2004.
(14) Mr. Doss's address is One Albion Road, Lincoln, Rhode Island 02865.
(15) Excludes shares held by FleetBoston Financial Corporation in various fiduciary capacities.
(16) Includes 5,000 shares held by Murray and Young Associates LLC.
(17) Mr. Whalen's address is One Albion Road, Lincoln, Rhode Island 02865.
(18) Includes 1,297,882 shares subject to options exercisable within 60 days; and 1,557,000 shares held under trusts as to which there is shared voting and investment power.
   * Less than 1%.

                                ELECTION OF DIRECTORS

     It is proposed to fix the number of directors at nine, of which three will be designated "Class A Directors" and six will be designated "Class B Directors". It is also proposed to elect three Class A directors (by holders of Class A common stock only) and six Class B directors (by holders of Class B common stock only) to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Proxies will be voted for the nominees set forth below unless authorization to do so is withheld. All nominees except Mr. Cooney are currently directors of the Company. Should any nominee become unavailable for any reason to accept nomination or election as a director, the persons named in the proxy will vote for the election of such other person or persons as management may recommend unless the shareholders vote to reduce the authorized number of directors. The terms of all directors will expire when their successors are duly elected at the annual meeting of shareholders scheduled to be held April 28, 2005. The following tables reflect information as of January 1, 2004.

                                              PRINCIPAL OCCUPATION             DIRECTOR
          NOMINEE            AGE             DURING PAST FIVE YEARS             SINCE           OTHER DIRECTORSHIPS(1)
----------------------------------------------------------------------------------------------------------------------------
                                                     CLASS A DIRECTORS
Galal P. Doss                49    Chairman and Chief Executive Officer, Fam-    2000
                                   ily Cosmetics, S.A.E. (an Egyptian company
                                   listed on the Egyptian Stock Exchange).(2)
Andrew J. Parsons            60    Senior Partner and Director, McKinsey &       2001
                                   Company, a global strategic management
                                   consulting firm (retired December 2000);
                                   Member, McKinsey Advisory Council; Chair-
                                   man and Chief Executive Officer, Gulliver
                                   Growth Partners LLC, a management advi-
                                   sory company.(2)
James C. Tappan              68    President, Tappan Capital Partners (equity    1994
                                   investment firm).(2)

CLASS B DIRECTORS
Bradford R. Boss             70    Chairman of the Board and Chief Executive     1960
                                   Officer to April 1993; thereafter Chairman
                                   of the Board to November 14, 1999;
                                   thereafter Chairman Emeritus.(3) (4)
Russell A. Boss              65    President and Chief Operating Officer to      1962
                                   April 1993; thereafter President and Chief
                                   Executive Officer to November 14, 1999;
                                   thereafter Chairman of the
                                   Board.(3) (4) (5)
David G. Whalen              46    President and Chief Executive Officer.(3)     1999
Bernard V.                   65    Senior Partner, Edwards & Angell, LLP,        1986     Old Stone Corporation
  Buonanno, Jr.                    Providence, RI (attorneys-at-law);
                                   Partner, Riparian Partners, Ltd.,
                                   Providence, RI. (investment banking
                                   firm).(5) (6) (7)
Edward J. Cooney             56    Vice President and Treasurer, Nortek,           --
                                   Inc., an international designer,
                                   manufacturer and marketer of building
                                   products (since August 2001); Chief
                                   Financial Officer, Speidel, Inc., a
                                   worldwide distributor of watchbands and
                                   watchband attachments (2000-2001); Execu-
                                   tive Vice President -- Sales and
                                   Marketing, Amtrol Inc., a producer and
                                   marketer of water storage, treatment,
                                   heating, expansion, flow control and
                                   related products (1998-2000).
Terrence Murray              64    Chairman and Chief Executive Officer,         1982     FleetBoston Financial Corpora-
                                   FleetBoston Financial Corporation                      tion; CVS Corporation; Choice-
                                   (diversified financial services                        Point Inc.; Air Products and
                                   corporation) to December 31, 2001;                     Chemicals, Inc.
                                   thereafter Chairman, FleetBoston Financial
                                   Corporation (retired January 1, 2003).(7)

--------------------------------------------------------------------------------
See footnotes on page 5.

     (1) Includes only companies with a class of securities registered pursuant to Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934 and any company registered as an investment company under the Investment Company Act of 1940.

     (2) Member of Audit Committee.

     (3) Member of Executive Committee.

     (4) Bradford R. Boss and Russell A. Boss are brothers.

     (5) Russell A. Boss and Bernard V. Buonanno, Jr. are cousins by marriage.

     (6) Edwards & Angell, LLP performed legal services for the Company in 2003 and is expected to perform legal services for the Company in 2004.

     (7) Member of Compensation Committee.

CORPORATE GOVERNANCE

     Board of Director and Shareholder Meetings: The Board of Directors met four times during the fiscal year ended January 3, 2004 ("fiscal year 2003"). All directors attended at least 75% of the Board of Directors meetings and applicable committee meetings in fiscal year 2003. The Company has adopted a policy that requires every member of the Board of Directors to make every effort to attend the Company's Annual Meeting. All members of the Board of Directors attended the Company's 2003 Annual Meeting.

     Board of Director Independence: The Board of Directors has reviewed the relationship that each current and nominee director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable American Stock Exchange rules ("AMEX Rules") and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members' current and historic relationships with the Company and its competitors, supplier and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which the Board members are directors or executive officers. After evaluating these factors, the Board of Directors has determined that the following current and nominee directors are independent directors within the meaning of applicable AMEX Rules: Bernard V. Buonnanno, Jr; Edward J. Cooney; Galal P. Doss; Terrence Murray; Andrew J. Parsons; James C. Tappan.

     Independent members of the Board of Directors are scheduled to meet at least once per year in executive session without management, but will meet as often as is deemed necessary.

     Shareholder Communications: The Company's shareholders may communicate directly with the members of the Board of Directors or the individual chairman of standing Board of Directors committees by writing directly to those individuals at the following address: One Albion Road, Lincoln, RI 02865. The Company's general policy is to forward, and not to intentionally screen, any mail received at the Company's corporate offices that is sent directly to an individual unless the Company believes the communication may pose a security risk.

     Code of Ethics: The Board of Directors originally adopted a Code of Business Conduct and Ethics (the "Code of Ethics") in 1996. This Code of Ethics applies to all of the Company's employees, officers and directors, including its principal financial officers. A link to the Code of Ethics is on the Company's website at www.Cross.com under the Company's Investor Relations section.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has a standing Audit Committee, Compensation Committee, and Executive Committee. The designated independent directors, identified above, serve as the Company's Nominating Committee as permitted under AMEX Rules. The Executive Committee is comprised of Messrs. B. Boss, R. Boss and Whalen.

     Audit Committee. The current members of the Audit Committee are James C. Tappan, who serves as Chairman, Galal Doss and Andrew Parsons. The proposed members of the Audit Committee for 2004 are Messrs. Tappan and Parsons and Edward J. Cooney (the "2004 Audit Committee"). The Board has determined that the members of the 2004 Audit Committee are independent within the meaning of applicable AMEX Rules and Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Board of Directors has determined that Edward J. Cooney, a director nominee, is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K.

     The Audit Committee has oversight responsibility for the establishment and maintenance of an effective financial control environment, for oversee-ing the procedures for evaluating the system of internal accounting control and for evaluating audit performance. In addition to the responsibilities listed above, the Audit Committee has responsibilities and authority necessary to comply with Rule 10A-3(b)(2),(3),(4), and (5) under the Exchange Act. These and other aspects of the Audit Committee's authority are more particularly described in the Audit Committee Charter adopted by the Board of Directors in 2000, and as amended in 2002 and 2004. The Charter and amendments are available on the Company's website, www.Cross.com, in the Investor Relations section. See also the "Report of the Audit Committee" on page 14.

     Compensation Committee. The members of the Compensation Committee are Mr. Murray, who serves as Chairman, and Mr. Buonanno, Jr. The Board has determined that the members of the Compensation Committee are independent within the meaning of applicable AMEX Rules. The Compensation Committee met three times during fiscal year 2003. The Compensation Committee has responsibility for developing, overseeing and implementing the overall compensation policy for the Company including, subject to full Board approval, the implementation of an incentive compensation plan for the Company. The Compensation Committee also makes recommendations to the Board of Directors concerning compensation, including incentive compensation, of the Chief Executive Officer and all other executive officers. The Compensation Committee administers the Company's equity incentive plan. See "Report to Shareholders on Compensation Matters" on page 8.

     Nominating Committee. In February of 2004, the Board of Directors designated by resolution the identified (See "Corporate Governance -- Board of Director Independence" on page 5) independent current and nominee directors (the "ID") to act as the Company's Nominating Committee effective as of April 22, 2004. Pursuant to the board resolution, the ID has the power to select a Chairman and to adopt its own operating rules and procedures. The ID does not have a charter.

     The ID is responsible for evaluating and recommending individuals for election or reelection to the Board of Directors, including those recommendations submitted by the Class A and Class B shareholders, and is also responsible for determining, with input from the Board, the desired competencies and attributes for Board members that will best meet the current and future needs of the Company.

     It is the policy of the ID that candidates for director possess the highest personal and professional integrity, have demonstrated superior ability and sound business judgement, and possess skills and expertise appropriate to meet the Company's needs and advance the long-term interests of the shareholders.

     The ID's process for identifying and evaluating nominees is as follows:

          (1) in the case of incumbent directors whose terms of office are set to expire, the ID reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, any change of status and any related party transactions with the Company during the applicable time period; and

          (2) in the case of new director candidates, the ID generally first conducts such inquiries into the backgrounds and qualifications of possible candidates as the ID deems necessary or appropriate after considering the composition and needs of the Board of Directors.

     The ID discusses and considers such candidates' qualifications, including whether the nominee is independent for purposes of Exchange Act Rule 10A-3(b) and the AMEX Rules, and selects candidates for recommendation to the Board of Directors by majority vote of the ID. In seeking potential nominees, the ID uses its network of contacts to identify potential candidates, but may also engage, if it deems appropriate, a professional search firm, at the Company's expense.

     The ID is authorized to adopt and implement such additional procedures and processes to discharge its responsibilities as it deems appropriate.

     The ID considers director candidates recommended by shareholders provided the shareholders follow the procedures set forth below. The ID does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a shareholder or otherwise.

     The ID considers all bona fide candidates for Class A director positions recommended by Class A shareholders holding Class A common stock of the Company. The ID considers all bona fide candidates for Class B director positions recommended by Class B shareholders holding Class B common stock of the Company. The ID considers such Class A and Class B candidates using the same screening criteria as are applied to all other potential nominees for election, provided that the shareholder nominations are submitted in a timely and complete manner, in conformity with the rules and regulations promulgated by the Securities and Exchange Commission and the American Stock Exchange and with applicable provisions of the Company's by-laws, as they may be amended from time to time, and as set forth below.

     For nominees for election to the Board of Directors proposed by shareholders to be considered, the following information concerning each nominee must be timely submitted in accordance with the required procedures: (1) the nominee's name, age, business address, residence address, principal occupation or employment, the class and number of shares of the Company's capital stock the nominee beneficially owns, the nominee's qualifications to serve as a director of the Company and any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder; and (2) as to the shareholder proposing such nominee, that shareholder's name and address, the class and number of shares of the Company's capital stock that the shareholder beneficially owns, a description of all arrangements and understandings between the shareholder and the nominee or any other person or persons (including their names) pursuant to which the nomination is made, a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice and any other information relating to the shareholder that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder. The notice must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected.

                             DIRECTOR COMPENSATION

     Members of the Company's Board of Directors who are not employees of the Company were compensated for their services during 2003 at the rate of $15,000 per annum, plus $1,000 for each Board meeting attended. During 2003, the Board of Directors held four meetings. In addition, non-employee members of the Audit, Compensation and Executive Committees received $800 ($1000 in the case of the committee chair) for each committee meeting attended.

     Non-employee directors also automatically receive non-qualified stock options pursuant to the Company's Omnibus Incentive Plan. The number of options granted is determined every two years by benchmarking the size of option grants in other similarly situated companies. Companies are chosen to be benchmarked against based on revenue levels. Options to directors under the Omnibus Incentive Plan are granted with exercise prices equal to the fair market value of the Class A common stock on the date of grant. In 2003, all non-employee Board members received options to purchase 4,000 shares of Class A common stock.

                  APPROVAL OF OMNIBUS INCENTIVE PLAN AMENDMENT

     Commencing in 2004, the compensation for non-employee members of the Board of Directors will be $25,000 (the "Retainer"), plus $1,000 for each Board meeting attended. Committee fees will be $800 per meeting for members of the Compensation and Executive Committees and $1,500 per meeting for members of the Audit Committee. The Chairmen of the Compensation and Executive Committees each will receive $1,000 per meeting; the Chairman of the Audit Committee will receive $2,500 per meeting. The Omnibus Incentive Plan (the "Plan") was originally approved by the shareholders in April 1998 and amended in 2000 with shareholder approval to increase the number of shares reserved for awards or options granted under the Plan. Currently the Plan only permits the automatic grant of non-qualified stock options to non-employee directors; no other equity based grants or payments are permitted under the Plan to non-employee directors. The Board of Directors is recommending amendments to the Plan to eliminate the annual automatic stock option grant to non-employee directors and to permit the issuance or grant of other equity based payments or awards to non-employee directors.

     If approved by the Company's shareholders at the 2004 annual meeting, the Plan will be amended to provide that 60% of the Retainer will be paid in Class A common stock of the Company (the "Mandatory Shares"). Non-employee directors may elect to receive the balance of the Retainer and any supplemental fees for committee chair positions and Board and committee meeting fees in Class A common stock. The number of shares of Class A common stock to be issued in lieu of any compensation will be determined by dividing the amount required or elected to be paid in Class A common stock by the fair market value of the Class A common stock on the date the compensation is otherwise payable. Directors may not sell or otherwise transfer the Mandatory Shares for a period of three years following the last day of the fiscal year in which the Mandatory Shares were issued. In the event that a director leaves the Board, he may not sell or otherwise transfer the Mandatory Shares for a period of twelve months following the date that he ceases to be a director. The amendment also permits other equity based payments or awards to be made to non-employee directors (employee directors are already permitted to receive other awards under the Plan) within the limits of the Plan.

                               NEW PLAN BENEFITS
                             OMNIBUS INCENTIVE PLAN

     Assuming no increase in the Retainer, the following table sets forth the annual dollar value that the non-employee directors will receive under the amended Omnibus Incentive Plan.

                                DOLLAR      NUMBER
       NAME & POSITION         VALUE ($)   OF UNITS
       ---------------         ---------   --------
Non-Executive Director
  Group......................  120,000(1)        (2)

------------------------------------------------------------
 (1) Dollar value may be greater if individual non-employee directors elect to take all or a portion of their Retainers (that portion not represented by the Mandatory Shares) in Class A common stock.
 (2) The number of units will be determined by dividing the amount required or elected to be paid in Class A common stock by the fair market value of the Company's Class A common stock on the date the compensation is otherwise payable.

                           REPORT TO SHAREHOLDERS ON
                              COMPENSATION MATTERS

     The 2003 total compensation of the President and Chief Executive Officer of the Company was established by the members of the Compensation Committee and submitted to the Board of Directors for its approval. See also "Compensation Committee Interlocks and Insider Participation" on page 9, and "Committees of the Board of Directors" and "Compensation Committee" on page 5. The 2003 compensation of all other executive officers of the Company was either set by, or reviewed and approved by, the President and Chief Executive Officer with input from the Company's Human Resources Department, and reviewed with the Compensation Committee.

     The elements of compensation for the President and Chief Executive Officer consist of base pay, annual incentive bonus and long-term incentives. The compensation for this position was based on three primary factors:

     -- The performance of the executive in meeting key strategic objectives, including increasing shareholder value.

     -- The external competitiveness of the Company's pay levels with those of other companies with similar revenues and scope of operations.

     -- The internal pay equity that exists among individual executives and other Company employees.

     The Compensation Committee is privy to external compensation data through the Company's participation in, and analysis of, periodic compensation surveys conducted by independent consulting firms and associations, including but not limited to Towers-Perrin and Hewitt Associates, which report on compensation paid to other executives at companies of similar size. There are large numbers of participating companies in the various survey groups. The Compensation Committee reviewed the survey information which had been extrapolated using single regression analysis. Factors considered included, but were not limited to, corporate sales, company assets, shareholders' equity, return on equity, board membership, and years of service. In addition, the Compensation Committee utilized survey data to gauge the Company's competitive position with other companies with respect to bonus and stock option grants.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Board and the Compensation Committee currently intend to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to
Section 162(m) in a manner that satisfies those requirements.

     The Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, despite the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under
Section 162(m) does in fact do so.

     The following is a more specific discussion of each compensation component:

BASE SALARY:

     The Compensation Committee targets its base pay for the Chief Executive Officer at the 50th to

65th percentile of executive officers in organizations of approximately the same size (less than $500 million in annual sales) and scope of company operations. Based on survey data, the Compensation Committee believes the base pay for the Chief Executive Officer has been approximately within this range for the last several years.

     Mr. Whalen's base salary for 2003 remained at $450,000 which was the same level as his base salary for 2002. Mr. Whalen forewent a base pay increase in 2003 as part of the Company's efforts to control expenses.

     The remaining four highest paid executives also did not receive a base pay increase in 2003.

BONUS:

     Bonus payments to executives for 2003 performance were governed by the Executive Compensation Program approved by the Compensation Committee and the Board of Directors for 2003. All of the highest paid executives were participants in the plan except for Mr. Whalen. Mr. Whalen's bonus is determined by the Compensation Committee considering attainment of predetermined performance objectives. The annual incentive payments to eligible executives are designed to provide rewards based on meeting approved business plans. Performance measures are determined based on specific job responsibilities and may include one or more of the following measures: operating income before taxes
(OIBT), sales, return on assets and inventory level management at the corporate, territory and regional levels. Individual performance goals may also be assigned to the executives.

     Under the program, performance objectives for 2003 were set based on the Company's operating plan for 2003. None of the named officers earned a bonus for 2003 performance based on the benchmarks and other objectives in the 2003 plan. In its discretion, the Compensation Committee may reward participants beyond the provisions of the plan. In an exercise of that discretion, Mr. Ruggieri was awarded a $30,000 bonus for 2003 performance related to the acquisition of Costa Del Mar.

     The Company analyzes its total cash compensation (base salary plus bonuses) in relation to other similarly sized companies and targets the 75th percentile as a competitive norm assuming the maximum bonus percentage is earned. Applying the most recent survey data available to the Company (2003), the total cash compensation for the named officers as a group, as a result of not making the maximum bonus, was approximate to the 50th percentile compared to other companies included in the surveys.

LONG-TERM INCENTIVES:

     The Company has relied upon grants under the Omnibus Incentive Plan to provide named executive officers and other managers with an ownership position in the Company to create a long-term incentive to increase shareholder value. No named executives received stock option grants in 2003.

     The foregoing report is presented by the following:

                          2003 Compensation Committee

                           Terrence Murray, Chairman
                            Bernard V. Buonanno, Jr.

                             COMPENSATION COMMITTEE
                             INTERLOCKS AND INSIDER
                                 PARTICIPATION

     As indicated under "Report to Shareholders on Compensation Matters" above, the 2003 compensation of David G. Whalen, a member of the Board of Directors of the Company, was established by the Compensation Committee and submitted to the Board of Directors for approval. The Compensation Committee is comprised of Terrence Murray and Bernard V. Buonanno, Jr. The compensation of the remaining executive officers of the Company was either set by, or reviewed and approved by, Mr. Whalen with input from the Company's Human Resources Department, and reviewed with the Compensation Committee.

     There are no Compensation Committee interlocks.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information for the last three fiscal years with respect to the Company's Chief Executive Officer and the four other most highly compensated executive officers during 2003.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM        ALL OTHER
                                                       ANNUAL COMPENSATION            COMPENSATION   COMPENSATION(2)
                                              -------------------------------------   ------------   ---------------
                                                                         OTHER         SECURITIES
              NAME AND                                                  ANNUAL         UNDERLYING
         PRINCIPAL POSITION            YEAR    SALARY     BONUS     COMPENSATION(2)     OPTIONS
         ------------------            ----    ------     -----     ---------------   ------------

David G. Whalen                        2003   $450,000         --       $ 4,320               --         $6,000
  President and Chief                  2002    450,000   $225,000         4,320          125,000          5,500
  Executive Officer                    2001    450,000    380,000        46,129(3)       100,000          5,100

John T. Ruggieri                       2003    220,000     30,000         3,600               --          6,000
  Sr. Vice-President/                  2002    220,000     25,000         3,600           25,000          5,500
  Chief Financial Officer              2001    220,000     67,414         3,600           18,000          5,100

Sondra L. Wellmerling                  2003    184,000         --         3,600               --          6,000
  Sr. Vice President,                  2002    184,000     13,800         3,600           20,000          5,500
  Marketing and New                    2001    182,406     63,108        11,957(4)        18,000          5,100
  Product Development

Stephen A. Perreault                   2003    182,000         --         3,600               --          6,000
  Vice President, Operations           2002    182,000     25,000         3,600           25,000          5,500
                                       2001    180,473     99,000         3,600           18,000          5,100

Peter J. Leon                          2003    180,000         --         3,600               --          5,580
  Vice President, Sales and            2002    176,250      6,000         3,600           30,000          5,500
  Marketing, Americas                  2001    160,000     50,509        24,959(5)        18,000            362

--------------------------------------------------------------------------------
(1) Amounts listed under All Other Compensation consist of 401(k) contributions for the named individuals.

(2) Except as otherwise indicated, amounts listed under Other Annual Compensation consist of tax reimbursement payments made to the named individuals relating to amounts paid to these individuals as automobile allowances.

(3) Mr. Whalen's Other Annual Compensation for 2001 includes a tax reimbursement payment of $26,808 relating to amounts paid to him in connection with relocation expenses.

(4) Ms. Wellmerling's Other Annual Compensation for 2001 includes reimbursement of relocation expenses of $7,292 and a tax reimbursement payment of $1,065 relating to the relocation expenses paid.

(5) Mr. Leon's Other Annual Compensation for 2001 includes reimbursement of relocation expenses of $1,450 and a tax reimbursement payment of $19,545 relating to the relocation expenses paid in 2000.

                                 STOCK OPTIONS

     The following tables set forth, as to the Chief Executive Officer and the four other most highly compensated executive officers of the Company, information with respect to stock option grants in 2003, options exercised during 2003 and year-end values of unexercised options. No options were exercised by these officers in 2003.

                       OPTION GRANTS IN LAST FISCAL YEAR

     No stock options were granted to the Chief Executive Officer and the four other most highly compensated executive officers of the Company in 2003.

                        OPTION VALUES AT FISCAL YEAR END

                              NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                  UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                      FISCAL YEAR END               FISCAL YEAR END(1)
                              -------------------------------   ---------------------------
            NAME               EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
            ----               -----------     -------------    -----------   -------------
David G. Whalen                  642,685(2)       116,666       $1,120,868         $0
John T. Ruggieri                 125,599           22,666           81,488          0
Sondra L. Wellmerling             68,667           19,333          101,625          0
Stephen A. Perreault              86,833           22,666           60,623          0
Peter J. Leon                     34,000           26,000           19,515          0

---------------

(1) Based on the mean between the high and low trading prices of the Class A common stock on January 3, 2004 ($6.72) minus the exercise price.
(2) Includes 653 options granted to Mr. Whalen as a director of the Company during 2000 under the then in effect formula provisions of the Company's Omnibus Incentive Plan.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table details the Company's equity compensation plans as of January 3, 2004:

                                                                                                    (C)
                                                 (A)                      (B)              NUMBER OF SECURITIES
                                        NUMBER OF SECURITIES       WEIGHTED AVERAGE       REMAINING AVAILABLE FOR
                                          TO BE ISSUED UPON        EXERCISE PRICE OF       FUTURE ISSUANCE UNDER
                                       EXERCISE OF OUTSTANDING        OUTSTANDING        EQUITY COMPENSATION PLANS
                                          OPTIONS, WARRANTS            OPTIONS,            (EXCLUDING SECURITIES
            PLAN CATEGORY                    AND RIGHTS           WARRANTS AND RIGHTS    REFLECTED IN COLUMN (A))
            -------------              -----------------------    -------------------    -------------------------
Equity compensation plans approved by
  security holders                            2,246,364                  $6.48                    642,533
Equity compensation plans not
  approved by security holders                --                       --                       --
                                              ---------                  -----                    -------
    Total                                     2,246,364                  $6.48                    642,533
                                              =========                  =====                    =======

                               PENSION PLAN TABLE

  AVERAGE                       YEARS OF SERVICE
    PAY           15        20         25         30         35
------------------------------------------------------------------
  $125,000     $ 30,000   $40,000   $ 50,000   $ 50,000   $ 50,000
   150,000       36,000    48,000     60,000     60,000     60,000
   175,000       42,000    56,000     70,000     70,000     70,000
   200,000       48,000    64,000     80,000     80,000     80,000
   225,000       54,000    72,000     90,000     90,000     90,000
   250,000       60,000    80,000    100,000    100,000    100,000
   300,000       72,000    96,000    120,000    120,000    120,000
   400,000       96,000   128,000    160,000    160,000    160,000
   450,000      108,000   144,000    180,000    180,000    180,000
   500,000      120,000   160,000    200,000    200,000    200,000

--------------------------------------------------------------------------------

     The Company maintains a non-contributory qualified retirement plan for the benefit of its employees, including the individuals named in the Summary Compensation Table. In addition, participants in the plan whose retirement benefits would exceed amounts permitted under the Internal Revenue Code participate in a non-qualified excess retirement plan which provides a supplemental unfunded benefit equal to the amount of any benefit that would have been payable under the qualified retirement plan but for certain limitations under the Internal Revenue Code. The benefits set forth in the Pension Plan Table above reflect the aggregate of the benefits under both the qualified and non-qualified plans. In each case, the indicated benefit will be reduced by the individual's social security credit. The qualified plan and the non-qualified plan are collectively referred to as the "Plan".

     Covered compensation under the Plan includes base salary, cash bonuses, overtime pay, and amounts contributed by the employee to the A.T. Cross Savings Plan maintained by the Company under Section 401(k) of the Internal Revenue Code. The Salary and Bonus columns of the Summary Compensation Table set forth above reflect all covered compensation of executive officers for 2003.

     For purposes of the Plan, the years of credited service as of December 31, 2003 were: Mr. Whalen, 4 years; Mr. Ruggieri, 20 years; Ms. Wellmerling, 4 years; Mr. Perreault, 9 years; and Mr. Leon, 4 years.

     The amounts payable shown in the above Table are based on the following assumptions:

        (i) The individual shall have retired at the normal retirement age of 65,

        (ii) "Average pay" is the highest average of the covered compensation paid to such individual over five consecutive years preceding retirement, and

        (iii) Benefits are paid in the form of a straight-life annuity. Payment options for spousal benefits are available.

                               PERFORMANCE GRAPH

     The following graph compares the market performance of the Company's Class A common stock over the Company's last five fiscal years to the American Stock Exchange Market Value Index and to the Russell Group 2000 (as the Company's peer group index), over the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Class A common stock and each index was $100 at December 31, 1998 and that all dividends were reinvested.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG A.T. CROSS COMPANY,
                    AMEX MARKET INDEX AND RUSSELL 2000 INDEX

                                 [PERFORMANCE GRAPH]

---------------------------------------------------------------------------------------------------
                       12/31/1998   12/31/1999   12/29/2000   12/31/2001   12/31/2002   12/31/2003
---------------------------------------------------------------------------------------------------
 A.T. Cross Co.          100.00        83.72        82.57       109.77        99.53       124.09
---------------------------------------------------------------------------------------------------
 Russell 2000 Index      100.00       119.59       114.43       115.60        90.65       131.78
---------------------------------------------------------------------------------------------------
 AMEX Market Index       100.00       124.67       123.14       117.47       112.78       153.50
---------------------------------------------------------------------------------------------------

     The Company has chosen the Russell Group 2000 as a meaningful peer group against which to compare its performance. The Russell Group 2000 represents a broad based group of small capitalization stocks and is generally believed to be indicative of market performance for small capitalization companies.

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Exchange Act that might incorporate future filings, including this proxy statement in whole or in part, the foregoing Performance Graph and the "Report to Shareholders on Compensation Matters" on pages 8-9 shall not be deemed incorporated by reference to any such filing.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee reappointed Deloitte & Touche LLP to serve as the Company's independent auditors for 2003. Representatives of Deloitte & Touche will be present at the annual meeting to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

PRINCIPAL ACCOUNTING FIRM FEES

     Aggregate fees billed to the Company for the fiscal years ending December 28, 2002 and January 3, 2004 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"):

                                 2002       2003
                               --------   --------
Audit Fees...................  $507,030   $609,500
Audit Related................  $159,000   $129,000
Tax Fees
  Extended Tax Consulting
  Services in connection with
  Global EMEA Restructuring..             $116,000
  Transfer Pricing Study.....             $ 26,000
  International Tax
  Consultation...............  $ 91,000   $ 53,000
  Multistate Tax
  Consultation...............  $ 11,000   $  9,000
  Irish Intangible
  Valuation..................  $ 34,000
All Other
  Benefit Plan Compliance....  $ 16,000   $  9,000
  Payroll Tax Services.......  $ 12,000   $ 10,000

     The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining the principal accountant's independence.

     The Audit Committee's policies and procedures regarding pre-approval of non-audit and non-tax services provided by the Company's independent accountants requires pre-approval of all services, regardless of de minimis exceptions, by the full Audit Committee. The Audit Committee has delegated such pre-approval authority to the Audit Committee Chair. Following revision of the Audit Committee's charter in July 2002 (see Report of the Audit Committee), all non-audit and non-tax services were pre-approved by the Audit Committee Chair.

REPORT OF THE AUDIT COMMITTEE

     The audit functions of the Audit Committee are focused on three areas:

     - the adequacy of the Company's internal controls and financial reporting process and the quality and integrity of the Company's financial statements.

     - the independence and performance of the Company's internal auditor and independent auditors.

     - the Company's compliance with legal and regulatory requirements and adherence to business ethics.

     In fiscal 2003, the Audit Committee met with management four times to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel and internal auditor.

     We regularly meet privately with both the independent auditors and the internal auditor, each of whom has unrestricted access to the Committee.

     We also have the sole authority to retain and dismiss the independent auditors and review periodically their performance and independence from management.

     The Audit Committee has considered the various new and proposed rules and requirements under the Sarbanes-Oxley Act and the American Stock Exchange rules (the "AMEX Rules"). The Audit Committee met with management, Deloitte & Touche LLP and the internal Company auditor to discuss required and proposed changes to the Audit Committee's and the Company's policies and procedures needed to comply with Sarbanes-Oxley and the AMEX Rules. As part of that process, the Audit Committee recommend changes to the Audit Committee Charter to the Board of Directors in February 2004. See "Committees of the Board of Directors -- Audit Committee" on page 5.

     Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

     The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

     This year, we reviewed the Company's audited financial statements and met with both management and the independent auditors to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

     We have received from and discussed with the independent auditors the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. We also discussed with the independent auditors any matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

     Based on these reviews and discussions, we recommend to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2004.

                              2003 Audit Committee

                           James C. Tappan, Chairman
                                 Galal P. Doss
                               Andrew J. Parsons

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective December 31, 2000, John E. Buckley's employment with the Company terminated. At the time of his termination, Mr. Buckley served as the Company's Executive Vice President and Chief Operating Officer. Mr. Buckley and the Company originally contemplated that he would resign his position in May 2000 and become a consultant to the Company. However, for purposes of continuity, and because Mr. Buckley had been instrumental in developing the Pen Computing Group business, he agreed to remain as an employee until the end of 2000 and the consulting arrangement never commenced.

     Pursuant to a series of letter agreements between the Company and Mr. Buckley, Mr. Buckley received the following as an incentive to remain with the Company until December 31, 2000: (i) a termination fee of $135,420, paid on January 15, 2001, (ii) a cash payment of $36,135, paid on February 9, 2001 equivalent to the fair market value of 6,667 shares of the Company's Class A common stock on February 3, 2001 (the number of Mr. Buckley's restricted shares of Class A common stock as to which restrictions would have lapsed on February 3, 2001 had Mr. Buckley remained an employee), and (iii) stock appreciation rights as to 67,152 units of "phantom" Class A common stock of the Company using as the baseline the fair market value on July 1, 2000 (the date of grant) of $4.88 per share. On November 3, 2003, Mr. Buckley exercised his stock appreciation rights on all 67,152 units of the phantom Class A common stock. The fair market value on that date was $6.09. The stock appreciation rights, if not earlier exercised, would have expired on July 1, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10 percent of the Company's Class A common stock ("Insiders"), to file with the Securities and Exchange Commission and the American Stock Exchange reports of ownership and changes in ownership of such stock. Insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that during 2003 its Insiders complied with all applicable Section 16(a) filing requirements except that filings for the automatic annual stock option grant made to non-employee directors on October 1, 2003 were inadvertently filed approximately one month late on November 6, 2003 and the filing related to a grant on October 22, 2003 to Gary Simpson, an Insider officer, of 5,000 non-qualified stock options was inadvertently filed approximately three weeks late on November 14, 2003.

OTHER MATTERS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. However, if other business upon which holders of Class A common stock are entitled to vote shall properly come before the meeting, proxies in the enclosed form returned as instructed will be voted in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in accordance with the judgement of the proxy holder.

IMPORTANT

NO MATTER HOW SMALL YOUR HOLDINGS, YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED, PREPAID ENVELOPE AT YOUR EARLIEST CONVENIENCE.

                              Tina C. Benik
                              Vice President, Legal and
                              Human Resources
                              Corporate Secretary

Dated:  March 24, 2004

                                                                       CRS-PS-04

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
--------------------------------------------------------------------------------

 X  Please mark                                                             #CRS
--- votes as in
    this example.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

1. NUMBER OF DIRECTORS:
   Fixing the number of Class A directors
   at three and Class B directors at six.

   FOR      AGAINST     ABSTAIN

   ----      ----        ----

2. ELECTION OF CLASS A DIRECTORS:
   Nominees; (01) Galal P. Doss, (02) Andrew J.
              Parsons, (03) James C. Tappan

              FOR      WITHHELD

              ----      ----

------------------------------------------------
   For all nominees except as noted above

3. APPROVAL of AMENDMENT TO OMNIBUS INCENTIVE PLAN

   FOR      AGAINST     ABSTAIN

   ----      ----        ----

4. OTHER BUSINESS:
   In their discretion, the proxies are authorized to vote upon such other business as may properly come before said meeting or any adjournment thereof upon which Class A common shareholders are entitled to vote.

                                                   MARK HERE FOR ADDRESS
                                                   CHANGE AND NOTE AT LEFT
                                                                           -----

                         Please date, sign and mail promptly in the enclosed envelope. This proxy will not be used if you attend the meeting in person and so request.

                         Important: Please sign exactly as your name or names appear at left. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, give full title as such. Corporate shareholders sign with full corporate name by a duly authorized officer. If a partnership, sign in partnership name by authorized person.


Signature:                                          Date:
         ------------------------------------------      -----------------------


Signature:                                          Date:
         ------------------------------------------      -----------------------

                                  DETACH HERE

                                     PROXY

                               A.T. CROSS COMPANY

  THIS PROXY IS BEING SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

     The undersigned holder of Class A common stock of A.T. Cross Company does hereby constitute and appoint Bradford R. Boss, Russell A. Boss, and David G. Whalen, or any one of them as attorneys and proxies of the undersigned, with full power of substitution for, and in the name and stead of, the undersigned to appear and vote all shares of Class A common stock of A.T. Cross Company held of record in the name of the undersigned at the annual meeting of A.T. Cross Company to be held at the offices of the Company, One Albion Road, Lincoln, Rhode island 02865 on Thursday, April 22, 2004 at 10:00 A.M. and at any and all adjournments thereof as designated.

SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------